                                                                     EXHIBIT 99


           Investor News                                          NYSE:PEG

[LOGO]  For further information, contact:
           Brian Smith, Director, Investor Relations         Phone: 973-430-6564
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           Greg McLaughlin, Sr. Investor Relations Analyst   Phone: 973-430-6568

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                                                                  April 15, 2003

                   PSEG ANNOUNCES FIRST-QUARTER 2003 EARNINGS:
                     $1.42 PER SHARE FROM ONGOING OPERATIONS

                   Quarterly Results Are Up Sharply from 2002
                       On Strong Performance by PSEG Power
                    And Higher Weather-Related Sales by PSE&G

       Results Support Full-Year 2003 Guidance of $3.70 to $3.90 Per Share


         Public Service Enterprise Group (PSEG) announced today (April 15) that earnings from ongoing operations for the first quarter of 2003 were $321 million or $1.42 per share of common stock, based on 226 million average shares outstanding. These results excluded a below-the-line benefit of $370 million or $1.64 per share related to the adoption of a new accounting standard for fossil and nuclear decommissioning and also excluded charges of $15 million or 6 cents per share related to discontinued operations at PSEG Energy Technologies.

         Comparatively, earnings from ongoing operations for the first quarter of 2002 were $181 million or 88 cents per share, based on 206 million average shares outstanding. These results included charges of $31 million or 15 cents for currency-related write-downs on the company's former Argentine investments. The 88 cents per share also excluded below-the-line charges of $121 million or 59 cents per share primarily related to the adoption of a new accounting standard for goodwill.

         Attachments to this release provide a summary of 2003 and 2002 results and details of quarterly results for PSEG's principal subsidiaries - Public Service Electric and Gas Company (PSE&G), PSEG Power and PSEG Energy Holdings.

         The first-quarter results were announced today at PSEG's Annual Meeting of Stockholders in Newark, NJ.

         Thomas M. O'Flynn, PSEG's chief financial officer, said solid contributions by PSEG Power and PSE&G accounted for overall strong results for the quarter.

         O'Flynn said the principal driver at PSEG Power was the effective management of its electric and natural gas portfolio. "This includes meeting its obligations under Basic Generation Service (BGS) contracts with suppliers of electric energy to New Jersey's utilities, including PSE&G, as well as a Basic Gas Supply Service (BGSS) contract with PSE&G."

                                                                     EXHIBIT 99

         The BGSS and the BGS contracts became effective on May 1 and August 1, 2002, respectively. "The impact of these contracts helped provide Power with ongoing results that were more than 35% higher than achieved in the first quarter of last year," O'Flynn said.

         In addition, O'Flynn said PSEG Power benefited in the first quarter from its operation of two generating facilities in Connecticut. "Power acquired and began operating these assets in December 2002," he said. "The facilities provide more than 1,000 megawatts of capacity, half of which is under contract. The other half is available at market prices in the attractive, energy-constrained, southern Connecticut region."

         Colder weather, causing greater demand for heating, was the key driver for PSE&G during the first quarter. This improved PSE&G's earnings by 18 cents per share when compared to the results produced during the mild winter last year and helped to offset higher operations and maintenance expenses, pension and other costs.

         "Despite the weather benefits this quarter, PSE&G continues to produce low returns as a result of no electric rate relief for more than a decade," O'Flynn said. "We expect that a fair outcome of our pending electric rate case will correct this situation."

         In discussing other factors affecting PSEG's first-quarter earnings from ongoing operations, O'Flynn said that PSEG Energy Holdings showed an improvement largely due to the timing of an annual payment under PSEG Global's Eagle Point cogeneration contract and to the absence of the currency-related charges in Argentina that were recorded in 2002.

         Regarding PSEG's adoption of SFAS #143 for fossil and nuclear decommissioning, O'Flynn said: "The first-quarter gain of $370 million or $1.64 per share is not included in our earnings guidance for 2003, which is based on ongoing results. However, the benefit to the equity balance will strengthen our balance sheet."

         O'Flynn added that the issuance of 19 million shares of common stock last year had the effect of reducing consolidated results from ongoing operations by 14 cents per share for the quarter.

Other Key First-Quarter Developments

         The state of New Jersey conducted its second BGS auction in February, in which PSE&G was successful in securing contracts for all its load obligations. The auction contained three components: a 10-month, energy and capacity requirement for two thirds of the residential and small commercial load, a 34-month energy and capacity requirement for the remaining one third and a 10-month, capacity-only obligation for the state's largest industrial and commercial customers. The 10- and 34-month time frames were used to reset the starting point for future contracts to June 1 - the start of the peak summer season and the beginning of the PJM ISO calendar year.

         PSEG Power also successfully participated in the auction, securing contracts consistent with its targeted range of 75% of its PJM capacity. Power was again an indirect participant in the 10- and 34-month auctions, entering into contracts with the direct suppliers of energy to New Jersey's utilities. Power was a direct participant in the capacity-only auction.

         In March, the company successfully closed on two, 364-day credit facilities to replace an expiring $695 million of maturing facilities at PSEG. The new facilities -- a $250 million joint

                                                                     EXHIBIT 99

facility at PSEG/PSEG Power and a $350 million PSEG facility -- include more flexible terms and were oversubscribed, according to O'Flynn.

         At the end of the first quarter, PSEG had $1.9 billion of liquidity available under its $2.4 billion of credit facilities. "Of the total, we have $2.0 billion of facilities with maturities in 2004 and beyond," O'Flynn said. "This year we need to renew only a $200 million facility at our utility and we do not plan to renew a $200 million facility at PSEG Energy Holdings due to reduced needs and an existing $495 million facility that matures next year."

2003 Financial Outlook

         O'Flynn said first-quarter results supported PSEG's expectations for 2003 earnings from ongoing operations. He reiterated EPS guidance of $3.70 to $3.90.

         "In support of our guidance, we expect Power to produce ongoing results between $475 and $520 million," O'Flynn said. "The range is somewhat wide because subsequent quarters may not be as strong as the first due to the interplay between fuel and electric prices, the operational status of our generation fleet and the uncertain impact of weather, particularly in the summer months."

         PSE&G is projecting earnings in the range of $210 to $230 million, reflecting the favorable impact from weather in the first quarter and anticipating a reasonable outcome in its electric rate case, which is now pending before the New Jersey Board of Public Utilities. As the final step in the state's deregulation process, new electric rates are scheduled to become effective on August 1, 2003.

         PSEG Energy Holdings is forecasting 2003 ongoing results in the range of $145 to $155 million. "With the commercial operation of PSEG Global's new generating facilities in California and Poland, we expect Energy Holdings to perform slightly better than it did in 2002," O'Flynn said.

         O'Flynn added that there are additional parent-level interest costs of approximately $25 to $30 million that are not included in the expectations for each company.



Note: Thomas M. O'Flynn, chief financial officer of PSEG, will discuss the results for the first quarter of 2003 during a live internet webcast on www.pseg.com tomorrow (April 16) at 11 a.m. In addition, our annual Financial and Statistical Review can also be found on our website, www.pseg.com. This report contains summarized historical and statistical information derived from our SEC filings.

                                                                     EXHIBIT 99

                            FORWARD-LOOKING STATEMENT

         Readers are cautioned that statements contained in this press release about our and our subsidiaries' future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.


                                     #######

                                                                    Attachment 1

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                 March 31, 2003
                                   (Unaudited)

                                                                                      First Quarter
                                                                                  2003            2002
                                                                                  ----            ----

                         Earnings Results (in Millions)
Income from Ongoing Operations
PSE&G                                                                             $ 100            $ 67
PSEG Power                                                                          177             120
PSEG Energy Holdings
    PSEG Global*                                                                     42             (13)
    PSEG Resources                                                                   12              15
    PSEG Energy Holdings                                                             (1)             (2)
                                                                            ----------------------------
Total PSEG Energy Holdings*                                                          53               -
                                                                            ----------------------------
PSEG                                                                                 (9)             (6)
--------------------------------------------------------------------------------------------------------
Income from Ongoing Operations*                                                   $ 321           $ 181
--------------------------------------------------------------------------------------------------------
Loss from Discontinued Operations,
       including Loss on Disposal                                                   (15)             (1)
Cumulative Effect of a Change in
       Accounting Principle                                                         370            (120)
--------------------------------------------------------------------------------------------------------
PSEG Net Income*                                                                  $ 676            $ 60
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Average Shares Outstanding (in Millions)                                            226             206
--------------------------------------------------------------------------------------------------------

                       Per Share Results (Basic & Diluted)

Income from Ongoing Operations
PSE&G                                                                            $ 0.44          $ 0.32
PSEG Power                                                                         0.78            0.58
PSEG Energy Holdings
    PSEG Global*                                                                   0.19           (0.06)
    PSEG Resources                                                                 0.05            0.07
    PSEG Energy Holdings                                                              -           (0.01)
                                                                            ----------------------------
Total PSEG Energy Holdings*                                                        0.24               -
                                                                            ----------------------------
PSEG                                                                              (0.04)          (0.02)
--------------------------------------------------------------------------------------------------------
Income from Ongoing Operations*                                                  $ 1.42          $ 0.88
--------------------------------------------------------------------------------------------------------
Loss from Discontinued Operations,
       including Loss on Disposal                                                 (0.06)          (0.01)
Cumulative Effect of a Change in
       Accounting Principle                                                        1.64           (0.58)
--------------------------------------------------------------------------------------------------------
PSEG Net Income*                                                                 $ 3.00          $ 0.29
--------------------------------------------------------------------------------------------------------

* 2002 Amounts include losses from Argentine Investments of $31 million or $0.15 per share

                                                                    Attachment 2

                PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
        Reconciliation of 1st Quarter Income from Ongoing Operations
                            2003 vs. 2002

--------------------------------------------------------------------------------------------------------
PSEG 1st Quarter 2002 Income from Ongoing Operations:                                             $ 0.88
--------------------------------------------------------------------------------------------------------

PSE&G                                                                                      Better/(Worse)
                                                                            -----------
        1st Quarter 2002                                                        $ 0.32
                                                                            -----------
        Weather                                                                   0.18
        Increased O&M and Other                                                  (0.02)
        Additional Shares Outstanding                                            (0.04)
                                                                            -----------
        1st Quarter 2003                                                        $ 0.44            $ 0.12
                                                                            -----------

                                                                            -----------
PSEG Power
                                                                            -----------
        1st Quarter 2002                                                        $ 0.58
                                                                            -----------
        Increased Margins (BGSS, BGS and New Connecticut Plants)                  0.23
        Gains on Nuclear Decommissioning Trust Funds                              0.04
        Additional Shares Outstanding                                            (0.07)
                                                                            -----------
        1st Quarter 2003                                                        $ 0.78            $ 0.20
                                                                            -----------

PSEG Energy Holdings
                                                                            -----------
        1st Quarter 2002                                                          0.00
                                                                            -----------
        Global
        Losses from Argentine Investments in 1st Qtr 2002                0.15
        Eagle Point gain recorded in 1st Quarter in 2003, prior
                 year recorded in 2nd Quarter                            0.14
        Change in earnings for various investments                      (0.02)
        Additional Shares Outstanding                                   (0.02)    0.25
                                                                     ---------
        Resources
        Change in earnings for various investments                      (0.01)
        Additional Shares Outstanding                                   (0.01)   (0.02)
                                                                     ---------
        Holdings                                                                  0.01
                                                                              ---------------------------
        1st Quarter 2003                                                        $ 0.24            $ 0.24
                                                                              ---------------------------

Public Service Enterprise Group
                                                                              ---------------------------
        1st Quarter 2002                                                        $(0.02)
                                                                              ---------------------------
        Increase in financing costs                                              (0.02)
                                                                              ---------------------------
        1st Quarter 2003                                                       $ (0.04)          $ (0.02)
                                                                              ---------------------------

---------------------------------------------------------------------------------------------------------
PSEG 1st Quarter 2003 Income from Ongoing Operations:                                             $ 1.42
---------------------------------------------------------------------------------------------------------

                                                                    Attachment 3

                       PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                           CAPITALIZATION SCHEDULE (Unaudited)
                                      (Millions)

                                                                                                            As of
                                                                                        ---------------------------------------
                                                                                              March 31,           December 31,
                                                                                                 2003                 2002
                                                                                        ---------------------------------------
        DEBT
             Commercial Paper and Loans                                                     $    544              $    625
             Non-Recourse Note Payable                                                            96                   137
             Long-Term Debt, including amounts due within one year                             7,669                 7,668
             Securitization Debt, including amounts due within one year                        2,321                 2,351
             Project Level, Non-Recourse Debt, including amounts due within one year           1,743                 1,721
                                                                                        -------------         -------------
                Total Debt                                                                    12,373                12,502

        SUBSIDIARIES' PREFERRED SECURITIES                                                     1,400                 1,400
                                                                                        -------------         -------------

        COMMON STOCKHOLDERS' EQUITY
             Common Stock                                                                      4,078                 4,056
             Treasury Stock                                                                     (981)                 (981)
             Retained Earnings                                                                 2,158                 1,601
             Accumulated Other Comprehensive Loss                                               (670)                 (689)
                                                                                        -------------         -------------
                Total Common Stockholders' Equity                                              4,585                 3,987
                                                                                        -------------         -------------
                Total Capitalization                                                        $ 18,358              $ 17,889
                                                                                        =============         =============



The traditional and adjusted debt to capitalization ratio as of March 31, 2003 was .67 and .59, respectively. PSEG's financial covenants require an adjustment to the traditional debt to capitalization ratio by excluding non-recourse project debt ( $1.8 billion) and securitization debt ($2.3 billion) and including capital lease obligations ($52 million) and certain other obligations such as guarantees and letters of credit ($230 million).

                                                                    Attachment 4

                     Public Service Electric and Gas Company

                       Electric and Gas Sales to Customers

                                   March 2003


                                 Electric Sales
                            Millions of Kilowatthours


                                                                       Rolling
                                    Three         Change vs            Twelve         Change vs
                                Months Ended         2002           Months Ended         2002
                                ------------         ----           ------------         ----
Residential                         3,090           12.4%              13,207           11.0%
Commercial                          5,375            7.5%              22,139            4.8%
Industrial                          1,563           -1.8%               6,753          -10.6%

Total                                                7.2%                                3.7%



                            Gas Sold and Transported
                               Millions of Therms

                                                                       Rolling
                                    Three         Change vs            Twelve         Change vs
                                Months Ended         2002           Months Ended         2002
                                ------------         ----           ------------         ----
Residential Sales                    741            30.0%               1,522           25.7%
Commercial - Firm Sales              304            30.1%                 610           16.4%
Industrial - Firm Sales               28            18.7%                  59           16.9%
Gas Transported                      448            31.3%               1,301           30.2%

Total  *                                            25.1%                               15.8%


* Includes interruptible and cogeneration sales